Exhibit 10.10

UNCONDITIONAL LEASE GUARANTY

WHEREAS, PERISHIP GLOBAL LLC, a Delaware limited liability company is desirous of entering into the lease, as tenant (the “Tenant”) with MORDO LLC, as Landlord (“Landlord”) with respect to the premises in the Town of Branford, County of New Haven and State of Connecticut known as 265 East Main Street, and more specifically described in said lease (“Lease”); and

WHEREAS, the Landlord is unwilling to enter into the said Lease unless the undersigned parent corporation of Tenant (“Guarantor”) provides an unconditional guaranty of payment and performance of all obligations of Tenant under said Lease in the manner hereinafter set forth; and

WHEREAS, Tenant is a wholly-owned subsidiary of Guarantor, and Guarantor, will receive a material benefit from the Lease;

NOW, THEREFORE, to induce the Landlord to enter into said Lease, which Lease is dated this day and is being executed simultaneously herewith, the undersigned Guarantor hereby agrees as follows:

1.             Guaranty. Guarantor hereby guarantees to Landlord, its successors and assigns, the full sum and timely payment of all installments of rent and other sums due to Landlord under the Lease and the full and timely performance of all the conditions, provisions and covenants to be performed by Tenant under the Lease (the “Guaranty”). Guarantor agrees that Landlord shall not be first required to seek or obtain a judgment against Tenant or institute any proceeding or take any other action with respect to Tenant, before Landlord can enforce its rights under this Guaranty.

2.             Absolute Nature; Costs of Collection. This Guaranty shall be irrevocable, absolute and unconditional, and if for any reason any such sums due under the Lease or any part thereof, shall not be paid promptly when due, Guarantor will immediately pay the same to Landlord pursuant to and in accordance with the provisions of the Lease, regardless of any rights of set-off or counterclaim which Tenant may have or assert; regardless of whether Landlord shall have taken any steps to enforce any rights against Tenant or any other person to collect such sum, or any part thereof; and regardless of any other condition or contingency. Guarantor shall also pay to Landlord such further amount as shall be sufficient to cover the cost and expense of collecting such sums, or part thereof, or of otherwise enforcing the Lease or this Guaranty, including without limitation, in any case, reasonable counsel fees, court costs and other litigation expenses. Upon Tenant's failure to perform or observe any covenant, agreement, term or condition in the Lease to be performed or observed by Tenant, Guarantor will promptly perform and observe the same or cause the same promptly to be performed or observed.

3.             No Release; Bankruptcy.

(a) The obligations, covenants, agreements and duties of Guarantor under this Guaranty shall in no way be released, affected or impaired by reason of the happening from time to time of any of the following which may occur without notice to or the consent of Guarantor:

(i)       the waiver by Landlord of the performance or observance by Tenant or Guarantor of any of the agreements, covenants, terms of conditions contained in the Lease or this Guaranty;

(ii)       the extension, in whole or in part, of the time for payment by Tenant or Guarantor of any sums owing or payable under the Lease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Lease or this Guaranty, or the extension or renewal of the Lease or this Guaranty;

(iii)       any assignment of the Lease or subletting of the premises demised thereunder or any part thereof;

(iv)       the modification or amendment of any of the obligations of Tenant or Guarantor under the Lease or this Guaranty;

(v)       any failure, omission or delay on the part of Landlord to enforce, assert or exercise any right, power or remedy conferred on or available to it in or by the Lease or this Guaranty, or any action on the part of Landlord granting indulgence or extension in any form whatsoever;

(vi)       the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshaling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Tenant or any of its assets, or the rejection or disaffirmance of the Lease by Tenant or Tenant's trustee in any such proceeding;

(vii)       the release of Tenant or Guarantor from the performance or observance of any of the agreements, covenants, terms or conditions contained in the Lease or this Guaranty by operation of law; or

(viii)       the inability of Landlord to enforce any provision of the Lease against Tenant for any reason.

(b)      Landlord's recovery against Guarantor hereunder shall not be affected by the amount of any allowable claim in a bankruptcy proceeding involving Tenant or any other proceeding of the type described in subparagraph (a)(vi) herein and involving Tenant.

4.	Adequate Consideration. Guarantor hereby represents and acknowledges that:

(a)       Guarantor owns a significant equity interest in Tenant;

(b)       Guarantor will receive a direct benefit from the Lease;

(c)       Landlord would not enter into the Lease without the delivery of this Guaranty; and

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(d)       Landlord’s willingness to assume the Lease with Tenant represents valuable and sufficient consideration for the delivery of this Guaranty.

5.	Miscellaneous.

(a)       This Guaranty may not be modified or amended, except by a written agreement duly executed by Guarantor and Landlord.

(b)       All of Guarantor’s obligations under this Guaranty are independent of the obligations of Tenant under the Lease and that a separate action may be brought against Guarantor, whether or not an action is commenced against Tenant under the Lease.

(c)        This Guaranty shall be governed by Connecticut law without regard to its conflicts of laws principals. In the event it becomes necessary for the Landlord to enforce this Guaranty by legal action, Guarantor hereby agrees that jurisdiction and venue of such action shall be in New Haven County, Connecticut and Guarantor hereby irrevocably and unconditionally submits itself to the jurisdiction of the courts of the State of Connecticut in connection therewith.

(d)       This Guaranty shall bind and inure to the benefit of successors and assigns of Landlord and Guarantor.

(e)       GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY. GUARANTOR HEREBY ACKNOWLEDGES THAT THIS GUARANTY CONSTITUTES A “COMMERCIAL TRANSACTION”, AS SUCH TERM IS USED AND DEFINED IN CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, AS AMENDED.

(f)        All capitalized terms not defined herein shall have the same meanings ascribed thereto in the Lease.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty and has intended the same to be and become effective as of the 22 day of April, 2022.

VERIFYME, INC.

By:	/s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

[Notary Seal]

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